CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report dated February 3, 1995 on Birmingham Cable Corporation Limited and subsidiaries, incorporated by reference in Comcast Corporation's Form 10-K for the year ended December 31, 1996, into Comcast Corporation's previously filed Registration Statement File No. 33-41440; File No. 33-63223; File No. 33-54365; File No. 33-25105; File No. 33-56903; File No. 33-40386; File No. 33-46988; File
No. 33-57410; File No. 33-50785; File No. 333-06161; File No. 333-08577 and File
No. 333-18715.






                                             /s/ ARTHUR ANDERSEN
Birmingham, England
   March 26, 1997